                             AMENDED AND RESTATED
                               LICENSE AGREEMENT

          This Agreement, effective this 8th day of June, 1998, is by and between Bone Care International, Inc. a Wisconsin corporation having its principal place of business at One Science Court, Madison, Wisconsin 53711 ("BCI"), and Draxis Health Inc. (formerly Deprenyl Research Limited), a Canadian corporation having its principal place of business at 6870 Goreway Drive, Mississauga, Ontario L4V1P1, Canada, ("DRAXIS"). This Agreement replaces and supersedes the Agreement between the parties dated the 26th day of March, 1990, as novated on May 8, 1992, and as amended on March 7, 1996 (the "Prior Agreement").

          BCI is the owner of United States Letters Patent 5,104,864, 5,403,831, 5,602,116 and 5,707,980, and Canadian counterpart patent applications relating to manufacture of the compound 1 alpha -hydroxyvitamin D\2\ ("1 alpha -D\2\") and use of 1 alpha -D\2\ to treat certain Metabolic Bone Diseases (as hereinafter defined) and the inventions described therein.

          BCI intends to manufacture or have Products manufactured (as hereinafter defined) and to sell Products.

          Draxis desires to purchase Products from BCI and obtain an exclusive license to use and sell same in the Territory (as hereinafter defined) related to the Licensed Use (as hereinafter defined).

          BCI, subject to the terms and conditions set forth herein, is willing to grant Draxis such a license.

          NOW, THEREFORE, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Products" shall mean the compound 1 alpha- hydroxyvitamin D\2\ ("1 alpha -D\2\") and combinations thereof with other materials in dosage forms suitable for sale to the retail trade.

     1.2 "Patent Rights" shall mean all Canadian patent applications and patents issuing therefrom, including any and all substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, or continuation in parts, which BCI owns or controls relating to methods of manufacturing and using 1 alpha -D\2\ and related compounds and Products for the treatment of secondary hyperparathyroidism or Metabolic Bone Diseases. All current patent applications are listed in Appendix A of this Agreement and made a part hereof.

     1.3 "Licensed Use" shall mean the use and sale of Products in the treatment of secondary hyperparathyroidism or Metabolic Bone Diseases and covered by Patent Rights.

     1.4 "Associated Company" shall mean any corporation, partnership, company, or other person or entity controlling, controlled by, or under common control with a party. For purposes of this definition, "control" shall mean the ownership or voting control of 10% or more of such entity.

     1.5 "WARF License" shall mean the agreement, effective May 1, 1987, as amended, entered into by and between Wisconsin Alumni Research Foundation and BCI.

     1.6 "DeLuca License" shall mean the agreement, effective March 16, 1998, entered into by and between Hector F. DeLuca and BCI.

     1.7 "Metabolic Bone Diseases" include osteoporosis and other metabolic bone diseases, including renal osteodytrophy.

     1.8 "BCI Know-how" means all clinical and technical data and other know-how developed by or on behalf of BCI prior to and during the term of this Agreement relating to the Products for the Licensed Use.

     1.9 "Draxis Know-how" means all clinical and technical data and other know-how developed by or on behalf of Draxis during the term of this Agreement relating to the Products for the Licensed Use.

     1.10  "Territory" shall mean the provinces and territories of Canada.

2.   GRANT AND CONFIDENTIALITY

     2.1 In consideration of One Hundred Thousand Dollars United States (U.S.$100,000) paid to BCI in April 1990, the receipt of which BCI acknowledges, BCI hereby grants to Draxis the exclusive right and license to use and sell Products in the Territory for the Licensed Use and to use all BCI Know-how. Subject to Section 4 hereof, this license is restricted to the use and sale of Products in the Territory. No license under the Patent Rights is granted nor shall any license be implied with respect to activities of Draxis outside of the Territory and/or outside of the Licensed Use, including, without limitation, the export or sale of any Products to any location outside of the Territory.

     2.2 BCI has disclosed to Draxis BCI Know-how existing at the time of the payment and will continue to disclose BCI Know-how to Draxis as it is developed by or on behalf of BCI. Draxis has disclosed and will continue to disclose to BCI all Draxis Know-how developed by or on behalf of Draxis.

     2.3 All know-how and all test data, specifications, notes, written reports and other materials related to know-how (collectively, "Confidential Information") either party receives

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

from the other shall be held in strict confidence by the receiving party for the exclusive use of the receiving party for the purpose authorized herein and shall not be disclosed to others, except to government personnel having a need to know in connection with evaluating any request by the receiving party for government approval, without the prior written approval of the other party, which approval shall not be unreasonably withheld. Each party shall use its best efforts to enforce the provisions of this Section 2.3 with respect to its officers, employees, Associated Companies, sublicensees and agents with whom it deals, by separate agreements when appropriate.

     The obligations of this Section 2.3 do not apply to Confidential Information which (i) was in the receiving party's possession at the time of disclosure by the disclosing party to the receiving party and was not acquired directly or indirectly from the disclosing party; (ii) was acquired by the receiving party from others who had no confidential commitment to the disclosing party with respect to same; (iii) is now or hereafter becomes, through no fault of the receiving party, a part of the public domain by publication or otherwise; or (iv) is required to be disclosed by the receiving party through judicial order or process. In furtherance of this commitment of confidentiality, the receiving party shall retain during the term of this Agreement all Confidential Information received by it from the disclosing party. Upon termination of this Agreement for any cause whatsoever, the receiving party, upon request from the disclosing party, shall promptly return to the disclosing party all Confidential Information, including copies and analyses prepared therefrom.

3.   SUBLICENSING

     3.1 Draxis shall have the right to grant written sublicenses under the license granted in Section 2.1, subject to the provisions of this Agreement as if the sublicensee were in the place of Draxis. If Draxis grants any sublicenses pursuant to this Section 3, it shall notify BCI in writing at least thirty (30) days prior to executing any sublicense agreement and shall provide BCI with a copy of the proposed sublicense agreement. Draxis shall further provide to BCI copies of all executed sublicense agreements and amendments thereto. If Draxis sublicenses any of its rights hereunder without following the terms of this
Section 3, the license granted in Section 2.1 will immediately and automatically terminate and be of no further force and effect.

4.   PURCHASE OF PRODUCTS AND PRODUCT REQUIREMENTS

     4.1 Draxis and BCI shall, in good faith, negotiate the terms and conditions of a manufacturing and supply agreement (the "Supply Agreement") to govern the supply to Draxis of Draxis' requirements for Products to be manufactured by or on behalf of BCI. The Supply Agreement shall provide, among other things, that:

     (i) the price for Products to be paid by Draxis (the "Guaranteed Price") shall not exceed BCI's costs (as hereinafter defined);

     (ii) if at any time during the term of the Supply Agreement, the Guaranteed Price is not competitive with the price at which Draxis could obtain the Product from a third-party manufacturer, the Guaranteed Price shall be lowered to meet such competitive price; and

     (iii) BCI shall, in good faith, consider Draxis' manufacturing subsidiary ("Draxis Pharma") as a manufacturer of the Product.

For greater certainty, the parties acknowledge that when considering whether the Guaranteed Price is competitive, an examination of third-party manufacturers of the Products will include a consideration of Draxis Pharma.

     For purposes of this Section 4, "Costs" shall mean all costs directly or indirectly incurred by, or on behalf of, BCI in manufacturing and supplying consumer-ready Products to Draxis and which are reasonably allocable as a cost of manufacturing and supplying a consumer-ready Product to Draxis.

     Draxis and BCI shall make good faith efforts to resolve, by negotiation, any dispute as to whether a direct or indirect cost(s) of BCI is reasonably allocable as a Cost (the "Dispute"). If within 60 days of the parties commencing their negotiation of the Supply Agreement, the parties are unable to resolve the Dispute, Price Waterhouse (provided that Price Waterhouse has not been retained in any capacity by either of the parties in the three-year period prior to, or since, the date hereof), or such other third-party auditor agreed upon by the parties, shall determine the Dispute and such determination shall be final and binding upon the parties.

     4.2. Draxis shall provide to BCI a report setting forth all gross sales, deducted amounts, and resulting net sales of Products sold by Draxis or its licensees/assigns in each calendar quarter within thirty (30) days after the end of each such quarter.

5.   GOVERNMENT APPROVAL

     5.1 Draxis shall be solely responsible for obtaining in Draxis' name all permits, registration and other approvals required by any and all dominion, federal, provincial, or local governmental agencies before Products can be used by or sold to the retail trade for the treatment of secondary hyperparathyroidism or Metabolic Bone Diseases. BCI, at no charge (other than direct costs of reproduction, shipping, and other direct costs of provision (to Draxis, will use its best efforts to provide reasonable technical and other assistance requested by Draxis in this endeavor, including all data and information BCI submits to the United States Food and Drug Administration and any other regulatory agency to support its request for approval in the United States. However, Draxis shall be solely responsible (including all the costs) for any additional tests or studies for the purpose of obtaining data and information required by any Canadian regulatory agency in order to obtain such approval in Canada.

6.   TERM AND TERMINATION

     6.1 Unless terminated previously under the provisions hereof, this Agreement shall remain in full force and effect for the pendency of the patent applications and until the expiration of the last to expire of the patents within the Patent Rights (the "Initial Term") and unless one party gives the other party at least ninety (90) days prior written notice of termination prior to the expiration of the Initial Term or any subsequent annual anniversary date, this Agreement shall automatically renew at the end of the Initial Term for successive one-year terms.

     6.2 In the event that Draxis at any time voluntarily discontinues permanently the sale or use of all Products in the reasonable business judgment of BCI, or becomes insolvent (in either the equity or bankruptcy sense), or is adjudged bankrupt, or liquidates its business, or makes an assignment for the benefit of creditors, or enters into receivership, BCI may, at its sole option, terminate this Agreement by giving Draxis written notice of termination, effective thirty (30) days after receipt by Draxis.

     6.3 Either party may terminate this Agreement in the event of a material breach or default thereof by the other party, without waiver of any other remedy, by serving the other party written notice of termination, effective not less than sixty (60) days after the service and specifying the particulars of the breach or default. If, within the sixty (60) days following such notice, the breach or default is remedied, this Agreement shall continue in full force and effect; otherwise, this Agreement shall terminate in accordance with the notice.

     6.4 Any and all licenses extended to Associated Companies or sublicensees of Draxis shall terminate or expire with termination or expiration of this Agreement.

     6.5 Waiver by either party of any particular breach or default by the other shall be considered applicable only to such particular case and shall not be construed as a waiver of any other provision of this Agreement or of any other subsequent breach, violation, or default.

7.   RELATIONSHIP, REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     7.1 The parties are and will at all times remain independent. No party is and shall not represent itself as or undertake any acts which could establish or imply that it is the agent, joint venturer, partner or employee of the other party. No party shall be bound in any manner whatsoever by any agreements, warranties or representations made by the other party to any third party, nor by any other action of the other party.

     7.2 BCI represents and warrants that it has the full right, license and authority to enter into this Agreement and to grant the rights and licenses granted herein.

     7.3 Draxis will indemnify and hold BCI harmless against all liabilities, claims, demands, damages, expenses or losses (including reasonable attorneys' fees) arising out of or related to (i) any use, sale or other disposition by Draxis, its Associated Companies or its sublicensees of Products; (ii) the method or manner of marketing, sale or advertising of Products by or on behalf of Draxis, its Associated Companies or sublicensees; or (iii) Draxis' breach of this Agreement. Such indemnification will not apply to the extent that any such liabilities, claims, demands, damages, expenses or losses arise from the negligence or wilful misconduct of BCI, its employees, agents, representatives or Associated Companies.

     7.4 BCI will indemnify and hold Draxis harmless against all liabilities, claims, demands, damages, expenses or losses (including reasonable attorneys' fees) arising out of or relating to BCI's breach of this Agreement. Such indemnification will not apply to the extent that any such liabilities, claims, demands, damages, expenses or losses arise from the negligence or wilful misconduct of Draxis, its employees, agents, representatives or Associated Companies.

     7.5 Upon obtaining knowledge of the institution of any action, proceeding or other event which could give rise to a claim for indemnity hereunder, BCI shall promptly notify Draxis thereof. Failure of BCI to promptly give such notice shall not relieve Draxis of its obligation to indemnify under this
Section 7. If such claim or demand relates to a claim or demand asserted by a third party, Draxis shall have the right, at its own expense, to employ counsel to defend such claim or demands and BCI shall have the right, but not the obligation, to participate in the defense of any such claim or demands at its own expense. BCI will not settle such claim or demand without Draxis' consent. BCI shall make available to Draxis all records and other materials reasonably required by it in contesting a claim or demand asserted by a third party against Draxis and shall cooperate in the defense thereof.

     7.6 Should Draxis seek indemnification from BCI, Section 7.5 shall apply reciprocally.

     7.7 The provisions of Sections 7.3, 7.4, 7.5 and 7.6 shall survive termination of the Agreement.

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

8.   MISCELLANEOUS PROVISIONS

     8.1 This Agreement shall be binding upon and inure to the benefit of both parties, their successors and assigns.

     8.2 Neither party shall assign this Agreement without prior written consent of the other party and BCI shall not assign its interest in either WARF License or the DeLuca License without the prior written consent of Draxis, except that (a) BCI can assign this Agreement together with its interest in the WARF License and the DeLuca License if all such assignments are made in connection with the sale of at least that part of BCI's business to which this Agreement relates and (b) Draxis can assign this Agreement if such assignment is made in connection with the sale of at least that part of Draxis' business to which this Agreement relates. Such consent in either case shall not be unreasonably withheld.

     8.3 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8.4 All notices provided for in this Agreement shall be in writing and shall be effective when either served by personal delivery or deposited, postage prepaid, in registered or certified mail, addressed to the party at the address given above, or such addresses as the parties may later designate by notice.

     8.5 This Agreement constitutes the complete agreement between the parties and no modifications shall be binding upon the party against whom the enforcement of such modifications is sought unless the modifications are made in writing, referring to this Agreement, and is executed by such party. The Prior Agreement is hereby expressly terminated and superseded, and is of no further force or effect.

     8.6 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


BONE CARE INTERNATIONAL, INC.           DRAXIS HEALTH INC.


By: /s/ Dale W. Gutman                  By: J. Le Sax
    -------------------------------         ------------------------------------
Title: V.P. Finance                     Title: President, Draxis Pharmaceutica,
       ----------------------------            ---------------------------------
                                               a Division of Draxis Health Inc.
                                               ---------------------------------
Date: 6/8/98                            Date: June 24, 1998
      -----------------------------           ----------------------------------

Attest:                                 Attest:
       ----------------------------             --------------------------------

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                                  APPENDIX A
                                  ----------

                       Canadian Application No. 583,162

                      Canadian Application No. 2,217,260

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